Exhibit 23.1

                                  Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

E-REX, Inc.
11645 Biscayne Boulevard, Suite 210
Miami, Florida 33181


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of the following reports filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8:

          1. Our report dated December 31, 1999, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-KSB;

          2. Our report dated March 31, 2000, with respect to the financial statements of E-REX, Inc., included in its Quarterly Report on Form 10-Q;

          3. Our report dated June 30, 2000, with respect to the financial statements of E-REX, Inc., included in its Quarterly Report on Form 10-Q; and

          4. Our report dated September 30, 2000, with respect to the financial statements of E-REX, Inc., included in its Quarterly Report on Form 10-Q.


January 26, 2001

Varma and Associates

By:  /s/  James P. Gately
   -------------------------------
          James P. Gately, Partner